                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form SB-2/A (File No. 333-134027) of OrganiTech USA,
Inc. and to the incorporation by reference therein of our report dated February
27, 2008, with respect to the consolidated financial statements of OrganiTech
USA, Inc. included in its Annual Report (Form 10-KSB) for the year ended
December 31, 2007, filed with the Securities and Exchange Commission.

                                                  Kost Forer Gabbay & Kasierer
                                                A member of Ernst & Young Global
Haifa, Israel
February 27, 2008